ITEM 77q1(a)

Declaration of Trust dated February 19, 2014.
Incorporated herein by reference to the
Registrants Registration Statement as filed with the Securities and Exchange Commission on February 25, 2014 (Accession Number
0001193125-14-067429).


Amended Schedule A to the Declaration of Trust as of May 7, 2014. Incorporated herein by reference to the Registrants Registration
Statement as filed with the Securities and Exchange Commission on July 14, 2014 (Accession
Number 0001193125-14-267514).

Amended Schedule A to the Declaration of Trust as of September 10, 2014. Incorporated herein by reference to the Registrants Registration of Securities pursuant to Section 12(b) or 12(g) of the Securities Exchange Act of 1934 as filed with the Securities and Exchange Commission on October 30, 2014 (Accession Number 0001193125-
14-388645).


By-Laws dated February 19, 2014. Incorporated herein by reference to the Registrants
Registration Statement as filed with the Securities and Exchange Commission on
February 25, 2014 (Accession Number 0001193125-
14-067429).